Exhibit 10.6

Sales Contract for Coal

Bargainer:  Inner Mongolia Tehong Coal Group Co., Ltd                              Contract No. 2005FXDH-0010-2

Purchaser:  Zhejiang Energy Fuxing Fuel Co., Ltd                                    Signing place: Qinhuangdao

1.

name of purchaser ,destination, description and specification,                        Signing date:  2005-1-7      Jan 8, 2005

 Quality, shipping date, quantity

Purchaser	Shipping station	Destination	Description & specification	Quality	Shipping date and Quantity (ton)
					Total per year	Quarter 1			Quarter 2			Quarter 3			Quarter 4
						1	2	3	4	5	6	7	8	9	10	11	12
Zhejiang Energy Fuxing Fuel Co.,Ltd	Wan Shui quan	Qinhuangdao South Station	Meng Mixed Coal	Please see contract	50,000	4000	4000	4000	4000	4000	4000	4000	4000	4000	4000	5000	5000

2.

Shipping methods: please see attachment in contract.

3.

Checking standard and methods for quality and quantity: please see attachment in contract.

4.

Coal price and delivery date: the price is performed according to coal price for electricity from national development & reform committee in 2005, delivery date is from Jan 1, 2005 to Dec 1, 2005, please see attachment in contract.

5.

The time for payment and fee, paying methods: please see attachment in contract.

6.

Breach responsibility: please see attachment in contract.

7.

Methods for disputation: please see attachment in contract.

8.

Other item: please see attachment in contract.

Bargainer		Purchaser		Notarization
Bargainer(stamp): Inner Mongolia Tehong Coal Group Co.,Ltd Address: Guanbanwusu Coalmine, Xuejiawan Town, Zhunger County Artificial Person: Ding Wenxiang Tel: 13904710669	Bank account: Bank of China, Zhunger Branch Account No. 15001886640052500754 Tax registration No.152701720133047 Postal Code: 010300	Bargainer(stamp): Zhejiang Energy Fuxing Fuel Co.,Ltd Address:No.4building,Nangangshan,Development Area, Daxie, Ningbo City Artificial Person: Zhang Jing Representative: Jin Zhiming Tel: 0571-87089988	Bank account: Agriculture Bank, Daxie Sub branch, Business Department Account No. 39352001040006431 Tax registration No.330206764503935 Postal Code: 310003